Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 is made and entered into this 15th day of December, 2014 (the “Amendment Date”), by Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”), and Stephen J. Donaghy (“Executive”).

WHEREAS, the Company and Executive have entered into an Employment Agreement, dated as of March 21, 2013 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to enter into this Amendment No. 1 to extend the term of Executive’s employment with the Company and to make certain adjustments to Executive’s compensation pending the determination of a revised compensation program for the Company’s executive officers.

Accordingly, the parties agree as follows:

1. Capitalized terms not defined herein shall have the meanings set forth in the Employment Agreement.

2. Section 2 of the Employment Agreement is amended to extend the Term to December 31, 2015. Except as provided herein, the Employment Agreement shall remain in full force and effect.

3. Effective January 1, 2015, Section 4.1 of the Employment Agreement is deleted in its entirety and replaced with the following:

4.1 Base Salary. Beginning January 1, 2015, the Company will pay Executive an annual base salary of $804,375, payable in accordance with the Company’s customary payroll practices (“Base Salary”), with no subsequent increases during the Term unless the Compensation Committee provides otherwise subsequent to the Amendment Date.

4. Effective January 1, 2015, Section 4.2 of the Employment Agreement is deleted in its entirety and replaced with the following:

4.2 Annual Bonus. For 2015, Executive shall be entitled to receive a cash incentive award under Article X of the Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan, as it may be amended from time to time, in an amount equal to 1.5% of the Company’s net income as reported in the Company’s Annual Report on Form 10-K for fiscal year 2015 (the “Annual Bonus”), which Annual Bonus shall be paid to Executive no later than March 15, 2016. For the avoidance of doubt, if Executive has earned an Annual Bonus under this Section 4.2, he need not be employed on the Annual Bonus payment date to receive such Annual Bonus, provided that he is employed through December 31, 2015.

Stephen J. Donaghy

Amendment No. 1 to Employment Agreement

5. Effective January 1, 2015, Section 4 of the Employment Agreement is amended to add a new Section 4.9 that reads in its entirety:

4.9 The Compensation Committee will consider an equity grant to Executive in 2015 in accordance with its regular equity grant policy.

6. Except as expressly amended herein, the terms and conditions of the Employment Agreement shall continue in full force and effect.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment No. 1 as of the day and year first above mentioned.

Executive:

/s/ Stephen J. Donaghy
Stephen J. Donaghy

UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes
President and Chief Executive Officer